Exhibit 21.1



                   ELCOM INTERNATIONAL, INC., AND SUBSIDIARIES


            SUBSIDIARIES OF THE REGISTRANT AND STATE OF INCORPORATION
                              AS OF MARCH 20, 2000


                                                              Place of
             Name                                          Incorporation

      Elcom International, Inc.                               Delaware
      Elcom Services Group, Inc.                              Delaware
      elcom.com, inc.                                         Delaware
      Elcom International Limited                          United Kingdom
      Elcom Systems Limited                                United Kingdom
      Elcom Group Limited                                  United Kingdom
      Elcom Holdings Limited                               United Kingdom
      Rapid Recall Limited                                 United Kingdom
      Elcom Information Services Limited                   United Kingdom
      Elite Computer Distribution Limited                  United Kingdom
      Portable Computers Limited                           United Kingdom
      Elcom Services Group Limited                         United Kingdom
      Elcom.Com Limited                                    United Kingdom
      Lantec Information Services Limited                  United Kingdom